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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         1999 Annual Report on Form 10-K


                                EXHIBIT NO. 10.18





                          BRIGGS & STRATTON CORPORATION
                    KEY EMPLOYEE SAVINGS AND INVESTMENT PLAN


                             Effective July 1, 1999


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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I         DEFINITIONS                                               1
                  1.1      Account                                          1
                  1.2      Beneficiary                                      1
                  1.3      Board                                            1
                  1.4      Committee                                        1
                  1.5      Effective Date                                   1
                  1.6      Employer                                         2
                  1.7      Participant                                      2
                  1.8      Plan                                             2
                  1.9      Plan Year                                        2
                  1.10     Regular Compensation                             2
                  1.11     Total Bonus Payout                               2
                  1.12     Valuation Date                                   2

ARTICLE II        PARTICIPATION IN THE PLAN                                 3
                  2.1      Eligibility                                      3

ARTICLE III       DEFERRAL CONTRIBUTIONS                                    4
                  3.1      Manner of Electing Deferral Contributions With
                           Respect to Regular Compensation                  4
                  3.2      Manner of Electing Deferral Contributions With
                           Respect to Total Bonus Payout                    4
                  3.3      Discontinuance of Offset                         5
                  3.4      Crediting to Deferral Contributions Account      5

ARTICLE IV        EMPLOYER MATCHING CONTRIBUTIONS                           6
                  4.1      Amount                                           6
                  4.2      Crediting to Employer Matching Contribution
                           Account                                          6

ARTICLE V         INTEREST                                                  7
                  5.1      Crediting of Interest                            7
                  5.2      Reports to Participants                          7
                  5.3      Grantor Trust only                               7

ARTICLE VI        DISTRIBUTION                                              9
                  6.1      Distribution                                     9
                  6.2      Committee Discretion to Accelerate               9
                  6.3      Change in Law                                   10





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
ARTICLE VII      ADMINISTRATION                                            11
                 7.1      In General                                       11
                 7.2      Committee Discretion                             11
                 7.3      Committee Members' Conflict of Interest          12
                 7.4      Governing Law                                    12
                 7.5      Expenses                                         12
                 7.6      Minor or Incompetent Payees                      12
                 7.7      Withholding                                      12
                 7.8      Indemnification                                  13

ARTICLE VIII     BENEFITS UNFUNDED                                         14

ARTICLE IX       NONALIENATION OF BENEFITS                                 15

ARTICLE X        CLAIMS PROCEDURE                                          16
                 10.1     Claims                                           16
                 10.2     Review Procedure                                 16

ARTICLE XI       AMENDMENT AND TERMINATION                                 17

ARTICLE XII      MISCELLANOUS                                              18
                 12.1     No Right to Continued Employment                 18
                 12.2     Impact on Other Plans                            18
                 12.3     Severability                                     18
                 12.4     Gender and Number                                18
                 12.5     Evidence Conclusive                              18
                 12.6     Status of Plan Under ERISA                       19
                 12.7     Name and Address Changes                         19



















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                                    ARTICLE I

                                   Definitions

     1.1 "Account" means the records of the interests of a Participant in the Plan.

     (a) "Matching Contributions Account" means the record of a Participant's interest in the Plan attributable to Employer Matching Contributions described in Article IV.

     (b) "Deferral Contributions Account" means the record of a Participant's interest in the Plan attributable to his Deferral Contributions described in Article III.

     1.2 "Beneficiary" means the person designated by a Participant to receive any payments due hereunder upon the death of the Participant. All Beneficiary designations shall be made in writing in such form and manner as may from time to time be prescribed by the Committee. The designation on file with the Committee at the time of the Participant's death shall be controlling. In the event the deceased Participant has not designated a Beneficiary, or should such Participant have no designated Beneficiary surviving, his undistributed Account balance shall be paid to:

     (a)  his surviving spouse, if any;

     (b) if no surviving spouse, then his surviving children, including legally adopted children, in equal shares; or

     (c)  if no surviving spouse or children, then to the Participant's estate.

     1.3 "Board" means the Board of Directors of the Employer.

     1.4 "Committee" means the Nominating, Compensation and Governance Committee of the Board.

     1.5 "Effective Date" means the effective date of this Briggs & Stratton Corporation Key Employee Savings and Investment Plan and shall be July 1, 1999.











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     1.6  "Employer" means Briggs & Stratton Corporation.

     1.7 "Participant" shall mean an employee of the Employer designated as eligible under Section 2.1 and any person who previously participated in the Plan and is entitled to benefits hereunder.

     1.8 "Plan" means the Briggs & Stratton Corporation Key Employee Savings and Investment Plan as set forth in this document and all subsequent amendments hereto.

     1.9 "Plan Year" means the twelve-month period on which the records of the Plan are maintained, currently the Employer's fiscal year, which is the period beginning July 1 and ending June 30.

     1.10 "Regular Compensation" means the total compensation payable to a Participant by the Employer for any period (prior to elective deferrals under any deferral agreement) which would be taken into account as Annual Pay, as defined in Section 1.05 of the Briggs & Stratton Corporation Employee Savings and Investment Plan; provided, however, that the maximum limit on Annual Pay in that Section 1.05 shall be ignored and, also, the portion of Annual Pay consisting of a Participant's bonus under the Briggs & Stratton Corporation Economic Value Added Incentive Compensation Plan shall be excluded.

     1.11 "Total Bonus Payout" means the amount of bonus that would be paid to a Participant in cash in any Plan Year (prior to elective deferrals under any deferral agreement) under the Briggs & Stratton Corporation Economic Value Added Incentive Compensation Plan.

     1.12 "Valuation Date" means the last day of each calendar month.


















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                                   ARTICLE II

                            Participation In The Plan



     2.1  Eligibility.

          Employees eligible to participate in the Plan are all Board elected officers and such other key employees as are recommended by management and approved by the Committee. Each person who is a Board elected officer on July 1, 1999 shall become a Participant as of that date. Each other person who becomes a Board elected officer shall become a Participant in the Plan effective with the beginning of the next calendar quarter following the date such person becomes a Board elected officer. Such other key employees who are approved by the Committee for participation shall become Participants on the date specified by the Committee.































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


                                   ARTICLE III

                             Deferral Contributions

     3.1 Manner of Electing Deferral Contributions With Respect To Regular Compensation.

     (a) A Participant in the Plan may (on a form provided by the Employer) elect to defer a whole percentage amount (not exceeding 12%) of the Participant's Regular Compensation earned during periods subsequent to such election. For an individual who becomes a Participant on July 1, 1999, the individual's initial deferral election shall be made by June 15, 1999 but shall not become effective until July 1, 1999. Similarly, an individual who becomes a Participant on a later date who desires that deferrals commence on the date he becomes a Participant shall make an initial election at least 15 days before actually becoming a Participant but the election shall not become effective until the date the individual becomes a Participant. A Participant's deferral election shall continue in effect for the remainder of the Plan Year in which it becomes effective and for all subsequent Plan Years until prospectively modified or revoked by filing a new election. Any such election (or modification or revocation of an election) shall be filed by the 15th day of the month preceding the beginning of any calendar quarter and shall be effective prospectively effective with the first day of that calendar quarter so that the election is made before the period of service for which compensation is earned.

     (b) Notwithstanding any other provision of this Plan to the contrary, the amount of a Participant's Regular Compensation which shall be deferred each payroll period shall be reduced and offset by an amount so that (i) plus (ii) equals the deferral which would have been made in the absence of the offset where (i) equals the actual deferral after the offset and (ii) equals (A) 6% times (B) the Participant's Regular Compensation minus the actual deferral made after the offset.

     3.2 Manner of Electing Deferral Contributions With Respect To Total Bonus Payout.

     (a) A Participant may elect to defer a whole percentage amount (not exceeding 12%) of the Participant's Total Bonus Payout paid during any Plan Year beginning after June 30, 2000. A Total Bonus Payout, if any, is made in August of each year. An election to defer a Total Bonus Payout must be made no later than March 15 preceding the date the Total Bonus Payout is made. The Participant must file a separate Total Bonus Payout election with respect to each Plan Year in which the Participant desires to defer a portion of the Total Bonus Payout.

     (b) Notwithstanding any other provision of this Plan to the contrary, the amount of a Participant's Total Bonus Payout which shall be deferred shall be reduced and offset by an amount so that (i) plus (ii) equals the deferral which would have been made in the absence of the offset where (i) equals the actual deferral made after the offset and (ii) equals (A) 6%


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times (B) the Participant's Total Bonus Payment minus the actual deferral made after the offset.

     3.3  Discontinuance of Offset.

     The offsets to a Participant's deferral under Sections 3.1(b) and 3.2(b) shall be discontinued during a Plan Year after the total amount of the offsets made under Sections 3.1(b) and 3.2(b) in the aggregate for the Plan Year equals 6% of the dollar limit described in Internal Revenue Code Section 401(a)(17) (adjusted for cost of living increases). If the Section 401(a)(17) limit is adjusted during the middle of a Plan Year, the offsets shall be resumed if necessary so that the total amount of the offsets for the Plan Year equals 6% of the dollar limit under Code Section 401(a)(17) as in effect at the end of the Plan Year.

     3.4  Crediting to Deferral Contributions Account.

     Amounts equal to the amounts of compensation deferred under Section 3.1 and/or Section 3.2 will be credited to the Participant's Deferral Contributions Account under the Plan as of the last day of the calendar quarter in which such amounts would have been paid to the Participant but for the Participant's deferral election.















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                                   ARTICLE IV

                         Employer Matching Contributions

          4.1  Amount.

          For each pay period the Employer shall credit to each Participant's Employer Matching Contribution Account an amount equal to 50% of the Participant's Deferral Contributions under Sections 3.1 and 3.2 above; provided, however, that the total Employer Matching Contributions for any pay period shall be limited so that they do not exceed (i) 3% of the Regular Compensation and Total Bonus Payout of the Participant for such pay period minus (ii) an amount equal to (A) times (B) where (A) is 3% and (B) is the Participant's Regular Compensation and Total Bonus Payout for such pay period minus the amount of his Deferral Contributions under Article III for such pay period. The offset under clause (ii) of the preceding sentence shall cease to be applied in pay periods after the cumulative amount of the Participant's Regular Compensation and Total Bonus Payout minus the amount of his Deferral Contribution under Article III for the Plan Year equals the dollar amount described in Internal Revenue Code Section 401(a)(17), as adjusted for cost of living increases. If the dollar limitation under
     Section 401(a)(17) is adjusted during the Plan Year, the offsets under clause (ii) above shall be resumed if necessary so that the total amount of the offsets under clause (ii) above equal 3% of the limitation under Code
     Section 401(a)(17) as in effect at the end of the Plan Year or, if less, 3% of the Participant's Regular Compensation and Total Bonus Payout for the Plan Year minus the amount of his Deferral Contributions under Article III for the Plan Year.

          4.2  Crediting to Employer Matching Contribution Account.

          Matching Contributions under Section 4.1 shall be credited to the Participant's Matching Contribution Account under the Plan as of the last day of the calendar quarter in which the Deferral Contributions which are being matched would have been paid to the Participant but for the Participant's deferral election.























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                                    ARTICLE V

                                    Interest

     5.1  Crediting of Interest.

     A Participant's Account shall be credited with interest each quarter at a rate equal to 80% of the Prime Rate at the Firstar Bank, Milwaukee, N.A. on the last day of the quarter divided by four (4). Interest for a quarter shall be credited on the last day of the quarter and shall be calculated with respect to the Participant's beginning Account balance for the quarter. A Participant's Account shall be credited with interest until the date payment of the Participant's Account is completed.

     5.2  Reports to Participants.

     The Employer shall provide annual reports to each Participant showing (a) the value of the Account as of the most recent June 30 Valuation Date; (b) the amount of contributions credited by the Employer for the year ending on such Valuation Date, (c) the amount of interest credited to the Participant's Account and (d) the amount of distributions from the Participant's Account.

     5.3  Grantor Trust Only.

     Benefits under this Plan are payable solely from the general assets of the Employer. Participants' Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to Participants under the Plan. Participant Accounts shall not constitute or be treated as a trust fund of any kind. Title to and beneficial ownership of any assets which the Employer may earmark to pay deferred compensation hereunder shall at all times remain in the Employer and Participants shall have no interest in any specific assets of the Employer by virtue of this Plan. Notwithstanding the foregoing, the Employer intends to finance its obligation hereunder via the Trust Agreement dated January 31, 1995 between the Employer and Johnson Heritage Trust Company (the "Trust"), which is intended to be a grantor trust, in the event of a Change of Control Event as defined in such Trust.











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It is the intention of all parties involved that the arrangements be unfunded for tax purposes and for purposes of Title I of ERISA. The Trust and any assets held by the Trust to assist it in meeting its obligations under the Plan are intended to conform to the terms of the model trust requirements set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service.










































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

                                   ARTICLE VI

                                  Distribution

     6.1  Distribution.

     Except as otherwise may be provided in this Article VI, distributions of a Participant's Account shall be made to the Participant (or the Participant's Beneficiary in the event of the Participant's death before all amounts are paid) in ten (10) annual installments, with the first installment to be paid in January of the year following the Calendar Year in which the Participant retires or attains age 62 and with subsequent installments to be paid in each succeeding January until the Participant's Account shall be distributed in full. The first installment shall be equal to one tenth (1/10th) of the total amount credited to the Participant's Account as of the preceding Valuation Date and in each subsequent year the Participant (or the Participant's Beneficiary, in the event of the Participant's death) shall receive that fraction of the Participant's Account, valued as of the preceding Valuation Date, of which the numerator is 1 and the denominator is the total number of remaining installments to be made to the Participant.

     6.2  Committee Discretion to Accelerate.

     Notwithstanding the above, a Participant or Beneficiary, as applicable, may request, at least 6 months prior to the date commencement of distributions under
Section 6.1 is scheduled to begin, to have the Participant's interest in the Participant's Account paid at an earlier date, over a shorter period or in a single lump sum. The Committee retains the power and discretion to grant or deny any request or to otherwise determine, absent any request, to accelerate payments hereunder or make payment of the remainder of a Participant's Account in a single sum (i) at any time after the Participant's termination of employment with the Employer or (ii) following Plan termination, at any time, whether before or after the Participant's termination of employment with the Employer.
















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     6.3  Change in Law.

     Notwithstanding any of the above, the Committee may direct payment of a Participant's Account before it otherwise would be payable under this Article VI if, based on notification from the Internal Revenue Service or a review by the Committee in light of Internal Revenue Service guidance, the Committee determines that a Participant has or will recognize income for federal income tax purposes with respect to amounts that are or will be payable under the Plan before they are to be paid. Further, the Committee may direct payment of a Participant's Account before it otherwise would be payable and may terminate a Participant's participation in the Plan if, based on notification from the Department of Labor or a review by the Committee in light of Department of Labor guidance, the Committee determines that an individual's participation in the Plan jeopardizes the Plan's status as a plan described in Section 12.6 hereof.


































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                                   ARTICLE VII

                                 Administration

     7.1  In General.

     The Committee has such powers as may be necessary to direct the general administration of the Plan, including the powers given to it elsewhere in this document and including (but not by way of limitation) the following powers:

     (a) to construe and interpret the Plan and to make equitable adjustments for any mistakes or errors made in the administration thereof;

     (b) To prescribe such procedures, rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan or any of its duties hereunder;

     (c) to decide questions of eligibility and determine the amount, manner and time of payment of any benefits and to direct the payment of the same by the Employer;

     (d) to prescribe the form and manner of application for any benefits hereunder and forms to be used in the general administration hereof; and

     (e) to receive from the Employer and Participants or their Beneficiaries such information as shall be necessary for the proper administration of the Plan.

     7.2  Committee Discretion.

     The Committee has full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matter presented through the claims review procedure. Any final determination by the Committee shall be binding on all parties and afforded the maximum deference allowed by law. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Committee at the time of such determination.











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     7.3  Committee Members' Conflict of Interest.

     A member of the Committee who is covered hereunder may not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right to any benefit under the Plan is particularly involved nor may a member of the Board who is covered hereunder vote to amend the Plan regarding the timing of distributions or vote with respect to direct or indirect termination of the Plan. Decisions shall be made by remaining Committee or Board members even if there is no quorum under normal Committee or Board rules.

     7.4  Governing Law.

     This Plan shall be construed in accordance with the laws of the State of Wisconsin to the extent not preempted by the provisions of the Employee Retirement Income Security Act of 1974 or other federal law.

     7.5  Expenses.

     All expenses and costs incurred in connection with the administration and operation of the Plan shall be borne by the Employer and/or the Trust.

     7.6  Minor or Incompetent Payees.

     If a person to whom a benefit is payable is a minor or is otherwise incompetent by reason of a physical or mental disability, the Committee may cause the payments due to such person to be made to another person for the first person's benefit without any responsibility to see to the application of such payment. Such payments shall operate as a complete discharge of the obligations to such person under the Plan.

     7.7  Withholding.

     To the extent required by law, the Employer shall withhold any taxes required to be withheld by the federal or any state or local government from payments made hereunder or from other amounts paid to the Participant by the Employer. To the extent that FICA taxes are required to be withheld from the Participant with respect to











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


amounts credited under this Plan and no amounts are to be paid to the Participant hereunder or otherwise from the Employer from which such FICA taxes may be withheld, then the Employer shall pay such FICA taxes and the Participant's Account hereunder shall be reduced by the amount of the FICA tax paid.

     7.8  Indemnification.

     Except as otherwise provided by law, neither the Board or the Committee nor any individual member of the Board or the Committee, nor the Employer, nor any officer, shareholder or employee of the Employer shall be liable for any error of judgment, action or failure to act hereunder or for any good faith exercise of discretion, excepting only liability for gross negligence or willful misconduct. Such individuals and entities shall be indemnified and held harmless by the Employer against any and all claims, damages, liabilities, costs and expenses (including attorneys' fees) arising by reason of any good faith error of omission or commission with respect to any responsibility, duty or action hereunder. Nothing herein contained shall preclude the Employer from purchasing insurance to cover potential liability of one or more persons who serve in an administrative capacity with respect to the Plan.





























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                                  ARTICLE VIII

                                Benefits Unfunded

     The right of any individual to receive payment under the provisions of this Plan shall be an unsecured claim against the general assets of the Employer, and no provisions contained in this Plan, nor any action taken pursuant to this Plan, shall be construed to give any individual at any time a security interest in any asset of the Employer, of any affiliated company, or of the stockholders of the Employer. The liabilities of the Employer to any individual pursuant to this Plan shall be those of a debtor pursuant to such contractual obligations as are created by this Plan and to the extent any person acquires a right to receive payment from the Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.


































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                                   ARTICLE IX

                            Nonalienation of Benefits

     All benefits payable hereunder are for the sole use and benefit of the Participants and their Beneficiaries and, to the extent permitted by law, shall be free, clear and discharged of and from, and are not to be in any way liable for, debts, contracts or agreements, now contracted or which may hereafter be contracted and from all claims and liabilities now or hereafter incurred by any Participant or Beneficiary covered by this Plan. No Participant or Beneficiary covered by this Plan shall have the right to anticipate, surrender, encumber, alienate or assign, whether voluntarily or involuntarily, any of the benefits to become due hereunder unto any person or person upon any terms whatsoever, and any attempt to do so shall be void.


































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                                    ARTICLE X

                                Claims Procedure

     10.1 Claims.

     If the Participant or the Participant's Beneficiary (hereinafter refereed to as "claimant") believes he is being denied any benefit to which he is entitled under this Plan for any reason, he may file a written claim with the member of the Committee designated as the claims administrator. The claims administrator shall review the claim and notify the claimant of his decision within 90 days of receipt of such claim, unless the claimant receives written notice prior to the end of the 90 day period stating that special circumstances require an extension of the time for decision. The claim administrator's decision shall be in writing, sent by first class mail to the claimant's last known address, and if a denial of the claim, shall contain the specific reasons for the denial, reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information or material necessary to perfect the claim, and an explanation of the claims review procedure.

     10.2 Review Procedure.

     A claimant is entitled to request the entire Committee to review any denial by written request to the Committee within 60 days of receipt of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Committee shall afford the claimant or his authorized representative the opportunity to review all pertinent documents and submit issues and comments in writing and shall render a review decision in writing, all within 60 days after receipt of a request for review (provided that in special circumstances the Committee may extend the time for decision by not more than 60 days upon written notice to the claimant). The Committee's review decision shall contain specific reasons for the decision and reference to the pertinent provisions of the Plan.
















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                                   ARTICLE XI

                            Amendment and Termination

     The Board of Directors may amend or terminate this Plan at any time; provided, however, that no such amendment or termination shall deprive any Participant or Beneficiary of any amounts accrued to him under this Plan prior to the date of such amendment or termination. If this Plan is terminated, a Participant's Account hereunder as of the date of termination shall continue to be credited with interest under Article V and be paid in accordance with the terms of the Plan as in effect on such date of termination (subject to the Committee's discretion with respect to distributions, as described in Article
VI); provided, however, that no additional contributions shall be credited after such termination. Notwithstanding any other provision of the Plan to the contrary, the Employer shall always have the right to prospectively amend the manner of crediting interest under the Plan.































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


                                   ARTICLE XII

                                  Miscellaneous

     12.1 No Right to Continued Employment.

     Neither participation in this Plan, nor the payment of any benefit hereunder, shall be construed as giving to the Participant any right to be retained in the service of the Employer, or limiting in any way the right of the Employer to terminate the Participant's employment at any time. Nor does the participation in this Plan guarantee the Participant the right to receive any specific amount of compensation or bonus, such amount being determined solely under such applicable compensation or bonus arrangement as established by the Employer.

     12.2 Impact on Other Plans.

     No amounts credited to any Participant under this Plan and no amounts paid from this Plan will be taken into account as "wages", "salary", "base pay" or any other type of compensation when determining the amount of any payment or allocation, or for any other purpose, under any other qualified or nonqualified pension or profit sharing plan of the Employer, except as otherwise may be specifically provided by such plan.

     12.3 Severability.

     If any provisions of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been included herein.

     12.4 Gender and Number.

     Masculine gender shall include the feminine, and the singular shall include the plural, unless the context clearly indicates otherwise.

     12.5 Evidence Conclusive.

     The Employer, the Committee and any person or persons involved










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


in the administration of the Plan shall be entitled to rely upon any certification, statement, or representation made or evidence furnished by any person with respect to any facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation, or evidence, upon being duly made or furnished, shall be conclusively binding upon the person furnishing it but not upon the Employer, the Committee or any other person involved in the administration of the Plan. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation, or evidence or to relieve any person from the duty of submitting satisfactory proof of any fact.

     12.6 Status of Plan Under ERISA.

     The Plan is intended to be an unfunded plan maintained by an Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described in Section 201(2),
Section 301(a) (3), Section 401(a) (1) and Section 4021(b) (6) of the Employee Retirement Income Security Act of 1974, as amended.

     12.7 Name and Address Changes.

     Each Participant shall keep his name and address on file with the Employer and shall promptly notify the Employer of any changes in his name or address. All notices required or contemplated by this Plan shall be deemed to have been given to a Participant if mailed with adequate postage prepaid thereon addressed to him at his last address on file with the Employer. If any check in payment of a benefit hereunder (which was mailed to the last address of the payee as shown on the Employer's records) is returned unclaimed, further payments shall be discontinued unless evidence is furnished that the recipient is still alive.


















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